Exhibit 10.11

[On the letterhead of Deutsche Bank Luxembourg S.A.]

To:         Genco Shipping & Trading Limited

Copy:     Genco Lorraine Limited

Genco Pyrenees Limited

Genco Loire Limited

Genco Bourgogne Limited

Genco Picardy Limited

Genco Aquitaine Limited

Genco Normandy Limited

Genco Auvergne Limited

Genco Provence Limited

Genco Ardennes Limited

Genco Brittany Limited

Genco Languedoc Limited

Genco Rhone Limited

8 June 2016

Dear Sirs

US$253,000,000 secured loan agreement dated 20 August 2010 (as amended by a side letter dated 24 August 2010, as further amended by a waiver letter dated 21 December 2011, as further amended and restated on 1 August 2012, as further amended and restated on 9 July 2014 and as further amended, supplemented or restated from time to time, the “Loan Agreement”) made between (1) Genco Shipping & Trading Limited as borrower, (2) the Lenders (as defined therein), (3) Deutsche Bank AG Filiale Deutschlandgeschäft, BNP Paribas, Credit Agricole Corporate and Investment Bank, DVB Bank SE and Skandinaviska Enskilda Banken AB (publ) as mandated lead arrangers, (4) ourselves as agent for the Lenders, (5) BNP Paribas, Credit Agricole Corporate and Investment Bank, Deutsche Bank AG, DVB Bank SE and Skandinaviska Enskilda Banken AB (publ) as swap providers (the “Swap Providers”) and (vi) Deutsche Bank AG Filiale Deutschlandgeschäft as security agent for the Lenders and the Swap Providers and as bookrunner.

1            Definitions

1.1

All terms and expressions used in this Letter shall have the same meaning given to them in the Loan Agreement or the Collateral Maintenance Waiver Letter (as defined in clause 2 of this Letter) unless expressly defined in this Letter or the context otherwise requires.

1.2	This Letter is designated as a Finance Document.

2             Further Extension of Collateral Maintenance Waiver Period

We refer to:

2.1          the Loan Agreement and to our letter to you dated 10 March 2016 (as amended, and/or supplemented from time to time, the “Collateral Maintenance Waiver Letter”) consenting to a temporary waiver of compliance with clause 10.10 (Additional Security) of the Loan Agreement (the “Collateral Maintenance Covenant”) and, as a consequence, the right of the Agent to request that the

Borrower comply with clause 10.10.1, 10.10.2 or 10.10.3 of the Loan Agreement in accordance with the Collateral Maintenance Covenant for the fiscal quarter ending 31 December 2015 through and including 11:59pm (New York time) on 11 April 2016 (the “Original Collateral Maintenance Waiver Period”), your request for an extension of the Original Collateral Maintenance Waiver Period through to and including 11:59pm (New York time) on 31 May 2016 (the “Amended Collateral Maintenance Waiver Period”), your request for an extension of the Amended Collateral Maintenance Waiver Period through to and including 11:59pm (New York time) on 3 June 2016 (the “Second Amended Collateral Maintenance Waiver Period”), and your request for an extension of the Second Collateral Maintenance Waiver Period through to and including 11:59pm (New York time) on 8 June 2016 (the “Third Amended Collateral Maintenance Waiver Period”); and

2.2          your further request for an extension of the Third Amended Collateral Maintenance Waiver Period through to and including 11:59pm (New York time) on 10 June 2016 (the “Request”).

This Letter is supplemental to the terms of the Collateral Maintenance Waiver Letter.

3             Conditions and Amendment

3.1         We hereby agree to the Request, subject to the condition that prior to 16:00 hours (London time) on 8 June 2016, you provide us confirmation (which may be given by email) that the required lenders under the Metrostar Loan Agreement and the credit agreement dated as of December 31, 2014 among Baltic Trading Limited, the various lenders party thereto, Nordea Bank Finland PLC, New York Branch, and Skandinaviska Enskilda Banken AB (publ) as mandated lead arrangers, Nordea Bank Finland PLC, New York Branch, as administrative agent and security agent and Nordea Bank Finland PLC, New York Branch, as bookrunner (as amended to date, the “Nordea Loan Agreement”) have consented to waivers under the Metrostar Loan Agreement and the Nordea Loan Agreement on substantially similar terms to this letter (the “Metrostar and Nordea Letters”).

3.2         With effect from the date hereof the Collateral Maintenance Waiver Letter shall be further amended as follows:

(i)	the term “Collateral Maintenance Waiver Period” shall mean “the fiscal quarter ending 31 December 2015 through and including 11:59pm (New York time) on 10 June 2016”.

3.3         Save as expressly amended by this Letter, all other terms and conditions of the Collateral Maintenance Waiver Letter shall remain unaltered and in full force and effect.

4            Counterparts and Applicable Law

4.1         This Letter may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Letter.

4.2         This Letter and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with English law.

Please confirm your agreement to the terms of this Letter by signing and returning a duplicate of this Letter to us.

Yours faithfully

/s/ Marco Kaster /s/ T. Schroeter

Marco Kaster T. Schroeter

For and on behalf of

Deutsche Bank Luxembourg S.A.

(as Agent acting on the instructions of the Majority Lenders)

Confirmed and agreed on	8 June 2016
for and on behalf of

/s/ Apostolos Zafolias
Genco Shipping & Trading Limited
(as Borrower)

/s/ Apostolos Zafolias
Genco Lorraine Limited
Genco Pyrenees Limited
Genco Loire Limited
Genco Bourgogne Limited
Genco Picardy Limited
Genco Aquitaine Limited
Genco Normandy Limited
Genco Auvergne Limited
Genco Provence Limited
Genco Ardennes Limited
Genco Brittany Limited
Genco Languedoc Limited
Genco Rhone Limited
(as Collateral Owners and Guarantors)